BURTON, BARTLETT & GLOGOVAC
ATTORNEYS AT LAW
50 WEST LIBERTY STREET, SUITE 650
RENO, NEVADA 89501

C. THOMAS BURTON, JR.
PHILLIP W. BARTLETT
SCOTT A. GLOGOVAC
NICHOLAS F. FREY
VONN J. JENKINS
MARK C. WENZEL
GREGORY J. LIVINGSTON
DAVID S. McELROY

AREA CODE 775
TELEPHONE 333-0400
FACSIMILE 333-0412
EMAIL info@bbg.net

August 6, 2004

United Companies Corporation
940 N. W. 1st Street
Fort Lauderdale, Florida 33311

Ladies and Gentlemen:

We have acted as your counsel in connection with the Registration Statement on Form SB-2 (File No. 333-117434) (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933 (the "1933 Act") for the registration of 140,500,000 shares (the "Shares") of common stock, par value $0.001 per share, of United Companies Corporation, a Nevada corporation (the "Company").

You have requested our opinion as to the matters set forth below in connection with the Registration Statement. For purposes of rendering that opinion, we have examined the Registration Statement, the Company's articles of incorporation, as amended, and bylaws, and the corporate action of the Company that provides for the issuance of the Shares, and we have made such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion, we have also relied on a certificate of an officer of the Company. In rendering our opinion, we also have made the assumptions that are customary in opinion letters of this kind. We have not verified any of those assumptions.

Our opinion set forth below is limited to Nevada corporate law, including reported judicial decisions interpreting those laws.

Based upon and subject to the foregoing, it is our opinion that the Shares are duly authorized for issuance by the Company and, when issued in accordance with the terms and conditions described in the Prospectus included in the Registration Statement, will be validly issued, fully paid, and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm in the related Prospectus under the caption "Legal Matters". In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations under such act.

Very truly yours,

Burton, Bartlett & Glogovac

CTB/dsm